EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report, dated February 7, 2003, included in this Form 10-K in the previously filed Registration Statements of Entravision Communications Corporation on Form S-8 (File Nos. 333-82718 and 333-54438) and on Form S-3 (File No. 333-87894).

/s/ MCGLADREY & PULLEN, LLP

Pasadena, California

February 13, 2003